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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 21, 2002 on our audit of the financial statements included in the 2002 annual report on Form 10-K of Axonyx Inc.

/s/ EISNER LLP

New York, New York
August 14, 2002

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INDEPENDENT AUDITORS' CONSENT